UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

Kaya Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-177532	90-0898007
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
915 Middle River Drive, Suite 316,		33304
Fort Lauderdale, FL
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 892-6911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Kaya Holdings, Inc.,” “we,” “us” and “our” refer to Kaya Holdings, Inc. and its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On September 16, 2020 KAYS issued a press release announcing that it had that it commenced a $4.0 million through a private offering to be conducted pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Offering”).

In the Offering, the Company is offering and selling a maximum of one hundred and sixty (160) Units (“Units”) at an offering price of $25,000.00 per Unit. The minimum investment is $12,500.00 (one-half Unit).

Each Unit consists of:

(a)	1,000,000 shares of the Company’s common stock (“KAYS Shares”);
(b)	1,000,000 one-year Class A warrants (the “Class A Warrants”), each entitling the holder to purchase one additional KAYS Share, at an exercise price of $0.075 per KAYS Share;
(c)	1,000,000 two-year Class B warrants (the “Class B Warrants”), each entitling the holder to purchase one additional KAYS Share, at an exercise price of $0.125 per KAYS Share; and
(d)	100,000 shares of Kaya Brands International, Inc., a recently incorporated subsidiary of KAYS through which the Company intends to launch its Kaya Farms Greece and Kaya Farms Israel operations.

Each Class A Warrant entitles the holder to purchase one KAYS Share at an exercise price of $0.075 per KAYS Share for a period of one (1) year from the date of the final closing of the Offering, but is callable on thirty (30) days’ notice by the Company any time after the Offering is closed if the average closing stock price of the preceding thirty (30) days exceeds $0.075, or the then current exercise price, which may be reduced at the election of the Company.

Each Class B Warrant entitles the holder to purchase one KAYS Share at an exercise price of $0.125 per KAYS Share for a period of two (2) years from the date of the final closing of the Offering, but is callable on thirty (30) days’ notice by the Company after nine months if the average closing stock price of the preceding thirty (30) days exceeds $0.125 or the current exercise price, which may be reduced at the election of the Company.

The proceeds of the offering will be used for the launch of Kaya Farms Greece and Kaya Farms Israel medical cannabis cultivation projects, further development of Kaya Farms USA grow operations and Kaya Shack retail cannabis stores, the launch of the Company’s cannabis extracted and infused brands and for general working capital and corporate purposes.

A copy of the press release is included as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No	Description
99.1	Press Release dated September 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2020	KAYA HOLDINGS, INC.

	By:	/s/ Craig Frank
Craig Frank, Chief Executive Officer